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                                                                                                Exhibit Number - 21.1

Sykes Enterprises, Incorporated
List of Subsidiaries


Sykes Enterprises Incorporated of Canada                                                              Canada
Sykes Enterprises Incorporated Holdings B.V.                                                          Netherlands
Sykes Enterprises Incorporated, B.V.                                                                  Netherlands
Sykes Realty, Inc.                                                                                    Florida
Sykes Enterprises-South Africa, Inc.                                                                  Florida
DiagSoft, Inc.                                                                                        Florida
Datasvar Support AB                                                                                   Sweden
Info Systems of North Carolina, Inc.                                                                  North Carolina
Sykes Holdings of Belgium B.V.B.A.                                                                    Belgium
Translation, Fulfillment & Communication, N.V. ("Traffic")                                            Belgium
Sykes Enterprises GmbH                                                                                Germany
Telcare Gesellschaft fur Telekommunikations-Mehrwertdieste mbH ("Telcare")                            Germany
TAS Telemarketing Gesellschaft fur Kommunikations und Dialog mbH ("TAS I")                            Germany
TAS Hedi Fabinyi GmbH ("TAS II")                                                                      Germany
McQueen Limited                                                                                       Scotland
McQueen International Limited                                                                         Scotland
McQueen Integrated Manufacturing Services Ltd.                                                        Scotland
McQueen Graphics Ltd.                                                                                 Scotland
McQueen Europe Ltd.                                                                                   Scotland
Link Network Ltd.                                                                                     Scotland
McQueen Benelux BV                                                                                    Netherlands
McQueen France SA                                                                                     France
McQueen Inc.                                                                                          United States
McQueen Skandinavian AB                                                                               Sweden
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